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                                                               EXHIBIT 99.(d)(2)


BECKLEY SINGLETON, CHTD.
IKE LAWRENCE EPSTEIN
Nevada Bar No. 4594
530 Las Vegas Blvd. South
Las Vegas, NV  89101
Telephone: 702/385-3373
702/385-9447 (fax)

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH
JOY ANN BULL
DARREN J. ROBBINS
401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619/231-1058
619/231-7423 (fax)

Attorneys for Plaintiffs


                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA


PENNSYLVANIA AVENUE PARTNERS,                   )
LLC, On Behalf of Themselves and All Others     )
Similarly Situated,                             )    Case No. A455306
                                                )    Dept No. 1
                             Plaintiffs,        )
                                                )    CLASS ACTION
         vs.                                    )
                                                )    STIPULATION OF SETTLEMENT
KING POWER INTERNATIONAL GROUP                  )
CO., LTD., et al.,                              )
                                                )
                             Defendants.        )


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         This Stipulation of Settlement dated as of May 16, 2003 (the
"Stipulation"), is made and entered into by and among the following Settling Parties (as defined further in ss.IV hereof) to the above-entitled Litigation:
(i) the Representative Plaintiffs (on behalf of themselves and each of the Settlement Class Members), by and through their counsel of record in the Litigation; and (ii) the Defendants, by and through their counsel of record in the Litigation. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Litigation and Released Claims (as defined in P1.18, upon and subject to the terms and conditions hereof.

I. THE LITIGATION

         On August 21, 2002, the captioned action was filed in the Clark County District Court, Nevada (the "Court") as a class action on behalf of the minority holders of the common stock of King Power International Group Co., Ltd. ("King Power"). Pursuant to agreement of the Settling Parties and for purposes of this settlement only, the following cases are consolidated into the captioned matter:
Collins v. King Power International Group Co., Ltd., et al., Case No. A455806, and Mikalson v. King Power International Group Co., Ltd., et al., Case No. A456494. The consolidated cases are referred to herein as the "Litigation."

II. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

         The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiffs in the Litigation. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. The Defendants also have denied and continue to deny, inter alia, the allegations that the Representative Plaintiffs or the Class have suffered damage by reasons of alleged breaches of fiduciary duties, self-dealing, misrepresentations, non-disclosures or otherwise, or that the Representative Plaintiffs or the Class were harmed by the conduct alleged in the Litigation.

         Nonetheless, the Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases


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like this Litigation. The Defendants have, therefore, determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

III. CLAIMS OF THE REPRESENTATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

         The Representative Plaintiffs believe that the claims asserted in the Litigation have merit and that the information gathered to date supports the claims. However, counsel for the Representative Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals. Counsel for the Representative Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, as well as the difficulties and delays inherent in such litigation. Counsel for the Representative Plaintiffs also are mindful of the inherent problems of proof under and possible defenses to the claims asserted in the Litigation. Counsel for the Representative Plaintiffs believe that the settlement set forth in the Stipulation confers substantial benefits upon the Settlement Class. Based on their evaluation, counsel for the Representative Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Representative Plaintiffs and the Settlement Class.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Representative Plaintiffs (for themselves and the Settlement Class Members) and the Defendants, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation.

         1. DEFINITIONS

         As used in the Stipulation the following terms have the meanings specified below:

         1.1 "Authorized Claimant" means any Settlement Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.


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         1.2 "Claims Administrator" means the firm of RG/2 Claims Administration
LLC.

         1.3 "Class" means all non-affiliated minority shareholders of King Power common stock at the Effective Time, as defined in the Merger Agreement. Excluded from the Class are the Defendants, the Majority Shareholders, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant.

         1.4 "Class Member" or "Member of the Class" mean a Person who falls within the definition of the Class as set forth in P1.3 of the Stipulation.

         1.5 "Defendants" means King Power, Vichai Raksriaksorn, Viratana Suntaranond, Aimon Raksriaksorn, Suwan Panyapas, Dharmnoon Prachuabmoh, Chulchit Bunyaketu and Preeyaporn Thavornun.

         1.6 "Effective Date" means the first date by which all of the events and conditions specified in P7.1 of the Stipulation have been met and have occurred.

         1.7 "Escrow Agent" means the law firm of Milberg Weiss Bershad Hynes & Lerach LLP or its successor(s).

         1.8 "Final" means the later of the following: (i) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for a writ of review of the Judgment and, if such writ be granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding to review the Judgment; or (iii) if no appeal is filed, the expiration date of the time for filing any appeal from the Court's judgment approving the settlement. Any proceeding, application, or order, or any appeal or proceeding to review the Judgment pertaining solely to any application for attorneys' fees, costs, or expenses by Representative Plaintiffs' Counsel, shall not in any way delay or preclude the Judgment from becoming "Final" within the meaning of this paragraph.

         1.9 "Judgment" means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.


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         1.10 "King Power" means King Power International Group Co., Ltd., and any of its predecessors, successors, divisions, subsidiaries or affiliates.

         1.11 "Majority Shareholders" means those persons identified as such in the Merger Agreement.

         1.12 "Merger" means the merger contemplated by the Merger Agreement.

         1.13 "Merger Agreement" means the Agreement and Plan of Merger dated as of October 29, 2001, as Amended and Restated as of [o] 2003, among King Power and KP (Thailand) Company Limited, substantially in the form attached hereto as Exhibit C.

         1.14 "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

         1.15 "Plaintiffs' Settlement Counsel" means Milberg Weiss Bershad Hynes & Lerach LLP, 401 B Street, Suite 1700, San Diego, California 92101, Telephone 619/231-1058.

         1.16 "Plan of Allocation" means a plan or formula of allocation of the Settlement Fund whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the settlement, Taxes and Tax Expenses and such attorneys' fees and expenses as may be awarded by the Court. Any plan of allocation is not part of the Stipulation and Defendants and their Related Parties shall have no responsibility or liability with respect thereto.

         1.17 "Related Parties" means each of the Defendants or any of their past or present directors, officers, employees, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, Majority Shareholders, attorneys, accountants or auditors, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or members of his or her family.


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         1.18 "Released Claims" shall mean and include any and all claims, causes of action, demands, rights, or liabilities, including but not limited to claims for negligence, gross negligence, professional negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of the duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, breach of contract, negligent misrepresentation, violations of any state or federal statutes, rules or regulations, violations of any laws of Thailand and any Unknown Claims as defined in P1.25 hereof, that have been or that could have been asserted in this or any other forum by or on behalf of the Representative Plaintiffs, the Settlement Class, or any member of the Settlement Class based on or related to the alleged wrongful actions of the Defendants, or any of them, in connection with the Merger, including, but not limited to, the claims asserted in the Litigation.

         1.19 "Released Persons" means each and all of the Defendants and the Related Parties.

         1.20 "Representative Plaintiffs" means Pennsylvania Avenue Partners, LLC, Sean Collins and Byron Mikalson.

         1.21 "Representative Plaintiffs' Counsel" means counsel who have appeared for the Representative Plaintiffs in the Litigation.

         1.22 "Settlement Class" or "Settlement Class Member" consist of or mean any Class Member who does not request exclusion from the Class as defined in P1.3 hereof.

         1.23 "Settlement Fund" means the principal amount of One Million Seven Hundred Thousand Dollars ($1,700,000) in cash, which will be delivered to the Escrow Agent by or on behalf of the Defendants, plus interest earned or accrued thereon.

         1.24 "Settling Parties" means, collectively, each of the Defendants and the Representative Plaintiffs on behalf of themselves and the members of the Settlement Class.

         1.25 "Unknown Claims" means any Released Claims which the Representative Plaintiffs or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Claims in favor of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the


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Representative Plaintiffs shall expressly and each of the Settlement Class
Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code ss.1542, which provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Representative Plaintiffs shall expressly and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code ss.1542. The Representative Plaintiffs and Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Representative Plaintiffs shall expressly and each Settlement Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Representative Plaintiffs acknowledge, and the Settlement Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

         2. THE SETTLEMENT

                  a. TRANSFER OF THE SETTLEMENT FUND

         2.1 The Settlement Fund will be transferred to the Escrow Agent within thirty (30) calendar days after complete execution of this Stipulation.


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                  b. ADDITIONAL CONSIDERATION

         2.2 The Settling Parties agree that $3.27 per share, in addition to the Settlement Fund, is a fair price for the buy-out of the Class Members' shares of King Power common stock and that the Merger and the terms of the Plan of Merger (as defined in the Merger Agreement) are fair to, and in the best interest of, King Power and its shareholders, including the Class Members, from both a procedural and financial point of view. After the Securities and Exchange Commission ("SEC") review process is complete, and after King Power complies with the SEC Rules and Regulations concerning, among other things, proxy solicitations and going-private transactions, King Power shall cause the Class Members to be paid $3.27 per share in accordance with the procedures set forth in the Merger Agreement.

         2.3 The settlement will ultimately be conditioned upon obtaining judicial approval. In addition, to the extent that Class Members representing ten percent (10%) or more of the outstanding shares of King Power common stock held by the Class choose to opt out of the settlement, King Power will be entitled to a return of an identical percentage of the Settlement Fund. Thus, for example, if shareholders holding ten percent (10%) of the outstanding common stock of King Power held by the Class opt out of the Class, ten percent (10%) of the Settlement Fund would be returned to the payee thereof. Likewise, if Class Members holding fifteen percent (15%) of the outstanding shares of King Power common stock held by the Class opt out, King Power would be entitled to a refund of fifteen percent(15%) of the Settlement Fund. The refund percentage would increase according to the percentage opting out of the Class. However, in any case, any fee awarded to Representative Plaintiffs' Counsel by the Court or otherwise agreed to shall not be affected/reduced or otherwise altered as a result of the opt outs. Except that, in the event the Defendants do not proceed with the settlement as set forth herein, the Settlement Fund will be returned to the payee thereof, less notice costs only. If Class Members holding twenty-five percent (25%) of the outstanding shares of King Power common stock held by the Class opt out of the settlement, the Defendants, in their sole discretion, will make a determination whether or not to proceed with the settlement. If Defendants do proceed with the settlement, they will be entitled to a refund from the Settlement Fund in the identical percentage to the percentage of shares of common stock opting out


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of the Class. If they determine not to proceed with the settlement, the Settling
Parties will be returned to status quo, the Settlement Fund will be returned, and the Litigation will proceed.

         2.4 Settlement is also conditioned upon the representation that the total number of shares held by the Class represent less than 2,308,500 shares. If the total shares held by the Class exceed this number by ten percent (10%), Representative Plaintiffs shall have the option of terminating this settlement or electing to receive a percentage increase in the Settlement Fund equal (on a percentage basis) to the increase of the number of minority shares over and above 2,308,500.

                  c. THE ESCROW AGENT

         2.5 The Escrow Agent shall invest the Settlement Fund transferred pursuant to P2.1 hereof in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates. The Escrow Agent shall bear all risks related to investment of the Settlement Fund.

         2.6 The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of counsel for Defendants and Plaintiffs' Settlement Counsel.

         2.7 Subject to further orders and/or directions as may be made by the Court, the Escrow Agent is authorized to execute such transactions on behalf of the Settlement Class Members as are consistent with the terms of the Stipulation.

         2.8 All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

         2.9 Within ten (10) days after payment of the Settlement Fund to the Escrow Agent pursuant P2.1 hereof, the Escrow Agent may establish a "Class Notice and Administration Fund," and may deposit up to $75,000 from the Settlement Fund in it. The Class Notice and Administration Fund may be used by Plaintiffs' Settlement Counsel to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Class, locating Class Members, administering and distributing the Settlement Fund to Authorized Claimants and paying escrow fees


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and costs, if any. The Class Notice and Administration Fund may also be invested and earn interest as provided for in P2.5 of this Stipulation.

                  d. TAXES

         2.10 (a) The Settling Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. ss.1.468B-1. In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this P2.10, including the "relation-back election" (as defined in Treas. Reg. ss.1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

                  (b) For the purpose of ss.468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. ss.1.468B-2(k)). Such returns (as well as the election described in P2.10(a)) shall be consistent with this P2.10 and in all events shall reflect that all Taxes (including any estimated Taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in P2.10(c) hereof.

                  (c) All (a) Taxes (including any estimated Taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any Taxes or tax detriments that may be imposed upon the Defendants or their counsel with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for federal or state income tax purposes ("Taxes"), and (b) expenses and costs incurred in connection with the operation and implementation of this P2.10 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this P2.10) ("Tax Expenses"), shall be paid out of the Settlement Fund; in all events the Defendants and their counsel shall have


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no liability or responsibility for the Taxes or the Tax Expenses. The Escrow
Agent shall indemnify and hold each of the Defendants and their counsel harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. ss.1.468B-2(l)(2)); neither the Defendants nor their counsel are responsible nor shall they have any liability therefor. The parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this P2.10.

                  (d) For the purpose of this P2.10, references to the Settlement Fund shall include both the Settlement Fund and the Class Notice and Administration Fund and shall also include any earnings thereon.

                  e. TERMINATION OF SETTLEMENT

         2.11 In the event that the Stipulation is not approved, or is terminated, canceled, or fails to become effective for any reason, the Settlement Fund (including accrued interest) less expenses actually incurred or due and owing in connection with the settlement provided for herein, shall be refunded to Defendants as described in P7.5 below.

                  f. CLASS CERTIFICATION

         2.12 The Settling Parties agree to the certification of the Class for the purposes of this settlement only.

         3. NOTICE ORDER AND SETTLEMENT HEARING

         3.1 Within five (5) business days after execution of the Stipulation, the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the "Notice Order"), substantially in the form of Exhibit A attached hereto, requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, and approval for the


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mailing of the Notice of Pendency and Proposed Settlement of Class Action (the
"Notice") and publication of a settlement notice, substantially in the form of Exhibits A-1 and A-2 attached hereto. The Notice shall include the general terms of the settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application and the date of the Settlement Hearing.

         3.2 Representative Plaintiffs' Counsel shall request that after notice is given pursuant to the terms of the Notice Order, the Court hold a hearing (the "Settlement Hearing") and approve the settlement of the Litigation as set forth herein. At or after the Settlement Hearing, Representative Plaintiffs' Counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.

         4. RELEASES

         4.1 Upon the Effective Date, as defined in P1.6 hereof, the Representative Plaintiffs and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Persons.

         4.2 Upon the Effective Date, as defined in P1.6 hereof, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settlement Class Members and counsel to the Representative Plaintiffs from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.

         5. ADMINISTRATION AND CALCULATION OF CLAIMS AND SUPERVISION AND DISTRIBUTION OF SETTLEMENT FUND

         5.1 The Claims Administrator, subject to such supervision and direction of the Court as may be necessary or as circumstances may require, shall calculate the claims submitted by Settlement Class Members and shall distribute the Net Settlement Fund (defined below) to Authorized Claimants.


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         5.2 The Settlement Fund shall be applied as follows:

                  (a) to pay counsel for the Representative Plaintiffs attorneys' fees and expenses with interest thereon (the "Fee and Expense Award"), if and to the extent allowed by the Court;

                  (b) to pay all the costs and expenses reasonably and actually incurred in connection with providing notice, locating Class Members, administering and distributing the Settlement Fund to Authorized Claimants and paying escrow fees and costs, if any;

                  (c) to pay the Taxes and Tax Expenses described in P2.10 above; and

                  (d) to distribute the balance of the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.

         5.3 Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following.

         5.4 The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a plan of allocation to be described in the Notice and approved by the Court. However, if there is any balance remaining in the Net Settlement Fund after six (6) months from the date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise) Plaintiffs' Settlement Counsel shall reallocate such balance among Authorized Claimants in an equitable and economical fashion. Thereafter, any balance which still remains in the Net Settlement Fund shall be donated to an appropriate non-profit organization.

         5.5 The Defendants shall have no responsibility for, interest in (except as provided in PP2.3 and 7.5), or liability whatsoever with respect to the investment or distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes, or any losses incurred in connection therewith.

         5.6 No Person shall have any claim against Representative Plaintiffs' Counsel or any claims administrator, or other agent designated by Plaintiffs' Settlement Counsel, or Defendants or their counsel based on the distributions made substantially in accordance with the Stipulation and the settlement contained therein, the Plan of Allocation, or further orders of the Court.


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         5.7 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant's claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the settlement set forth therein, or any other orders entered pursuant to the Stipulation.

         6. REPRESENTATIVE PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

         6.1 Representative Plaintiffs' Counsel may submit an application on behalf of the Representative Plaintiffs (the "Fee and Expense and Application") for distributions to them from the Settlement Fund for: (a) an award of attorneys' fees; plus (b) reimbursement of expenses incurred in prosecuting the Litigation, plus interest on such attorneys' fees and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid). Representative Plaintiffs' Counsel reserve the right to make additional applications for fees and expenses incurred. The total of Representative Plaintiffs' Counsel's attorneys' fees and expenses plus the Class Notice and Administration Fund will not exceed 35% of the Settlement Fund.

         6.2 The attorneys' fees and expenses, as awarded by the Court pursuant to the application by Representative Plaintiffs' Counsel described in P6.1, shall be paid to Representative Plaintiffs' Counsel from the Settlement Fund, as ordered, immediately after the Court executes an order awarding such fees and expenses. Plaintiffs' Settlement Counsel shall thereafter allocate the attorneys' fees in a manner which reflects the contributions of such counsel to the prosecution and settlement of the Litigation.

         6.3 In the event that the Effective Date does not occur, or the Judgment or the order making the Fee and Expense Award is reversed or modified, or the Stipulation is canceled or terminated for any other reason, and in the event that the Fee and Expense Award has been paid to any extent to any Representative Plaintiffs' Counsel, then such Representative Plaintiffs' Counsel


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shall within five (5) business days from receiving notice from Defendants'
counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund the fees and expenses previously paid to them from the Settlement Fund plus interest thereon at the same rate as earned on the Settlement Fund in an amount consistent with such reversal or modification. Each such Representative Plaintiffs' Counsel's law firm, as a condition of receiving such fees and expenses, agrees that the law firm, its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this P6.3.

         6.4 The procedure for and the allowance or disallowance by the Court of any fee and expense award are not part of the settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any orders or proceedings relating to any such fee and expense application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the settlement of the Litigation set forth therein.

         6.5 Defendants and their Related Parties shall have no responsibility for, and no liability whatsoever with respect to, any payment to Representative Plaintiffs' Counsel from the Settlement Fund.

         6.6 Defendants and their Related Parties shall have no responsibility for, and no liability whatsoever with respect to the allocation among Representative Plaintiffs' Counsel, and/or any other Person who may assert some claim thereto, of any fee and expense award that the Court may make in the Litigation, and Defendants and their respective Related Parties take no position with respect to such matters.

         7. CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

         7.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

                  (a) Defendants have timely made their contributions to the Settlement Fund as required by P2.1 hereof;

                  (b) the Court has entered the Notice Order, as required by P3.1, hereof;

                  (c) the Court has entered the Judgment, or a judgment substantially in the form of Exhibit B attached hereto;

                  (d) counsel for the Defendants have not given notice of intent with withdraw from the settlement pursuant to P7.4 hereof;

                  (e) the Merger Agreement is consummated in accordance with its terms; and

                  (f) the Judgment has become Final, as defined in P1.8 hereof.

         7.2 Upon the occurrence of all of the events referenced in P7.1 hereof, but subject to PP2.3 and 7.4 herein, any and all remaining interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished.

         7.3 If all of the conditions specified in P7.1 are not met, then the Stipulation shall be canceled and terminated subject to P7.6 unless Plaintiffs' Settlement Counsel and counsel for Defendants mutually agree in writing to proceed with the Stipulation.

         7.4 If prior to the Settlement Hearing, Persons who otherwise would be members of the Settlement Class have filed with the Court timely requests for exclusion ("Requests for Exclusion") from the Settlement Class in accordance with the provisions of the Notice Order and the notice given pursuant thereto and such Persons in the aggregate owned a number of shares in an amount greater than the sum specified in P2.3 hereof, the Defendants shall have, in their sole and absolute discretion, the option to terminate this Stipulation. Copies of all Requests for Exclusion received shall be delivered to counsel for Defendants within three (3) business days of receipt but in no event later than seven (7) days before the Settlement Hearing.

         7.5 In the event the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within five (5) business days after written notification of such event is sent by counsel for Defendants to the Escrow Agent, the Settlement Fund (including accrued interest), plus any amount then remaining in the Class Notice and Administration Fund (including accrued interest), less any expenses or costs which have either been disbursed pursuant to PP2.9 or 2.10 hereof, or are determined to be chargeable to the Class Notice and Administration Fund, shall be refunded by the Escrow Agent to the Defendants. At the request of counsel for the Defendants, the

Escrow Agent or its designee shall apply for any tax refund owed to the Settlement Fund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, to the Defendants.

         7.6 In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Litigation as of November 7, 2002. In such event, the terms and provisions of the Stipulation, with the exception of PP1.1-1.25, 2.5-2.10, 6.3-6.6, 7.3, 7.5-7.7, 8.5-8.7 hereof, shall have no further force and effect with respect to the Settling Parties and shall not be used in this Litigation or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys' fee and expense award approved by the Court shall constitute grounds for cancellation or termination of the Stipulation.

         7.7 If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither the Representative Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed from the Class Notice and Administration Fund or pursuant to PP2.9 or 2.10 hereof. In addition, any expenses already incurred and properly chargeable to the Class Notice and Administration Fund or pursuant to PP2.9 or
2.10 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with P7.5 above.

         7.8 If a case is commenced with respect to any Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of the Settlement Fund, or any portion thereof, by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction, then, as to such Defendant, the releases given and Judgment entered in favor of such Defendant pursuant to this Stipulation shall be null and void.

         8. MISCELLANEOUS PROVISIONS

         8.1 The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

         8.2 The parties acknowledge, represent and warrant that the mutual releases and payments hereunder are such that each of the parties is receiving consideration reasonably equivalent to the consideration given, and no party will be rendered insolvent or left with unreasonably small capital as a result of the Stipulation.

         8.3 The parties further acknowledge that this Stipulation constitutes a substantially contemporaneous exchange of consideration for new value given.

         8.4 Each Defendant warrants as to himself, herself or itself that, at the time any of the payments provided for herein are made on behalf of himself, herself or itself, he, she or it is not insolvent and such payment will not render him, her or it insolvent. This representation is made by each Defendant as to himself, herself or itself and is not made by counsel for the Defendants. While this warranty may be used to rebut any presumption of insolvency, the sole remedy for a breach of the warranty set forth in this P8.4 is set forth in P7.8.

         8.5 The parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Litigation. The settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. The Settling Parties agree that the amount paid to the Settlement Fund, plus the $3.27 additional price per share, was negotiated in good faith by the Settling Parties, and reflects a settlement that was reached voluntarily after consultation with competent legal and financial counsel. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Litigation was brought or defended in bad faith or without a reasonable basis.

         8.6 Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (c) is or may be alleged or mentioned in any litigation unrelated to the enforcement of this Stipulation. Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

         8.7 All agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation.

         8.8 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

         8.9 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

         8.10 The Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, the Settling Parties shall bear their own costs.

         8.11 Plaintiffs' Settlement Counsel, on behalf of the Class, are expressly authorized by the Representative Plaintiffs to take all appropriate action required or permitted to be taken by the Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Class which they deem appropriate.

         8.12 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

         8.13 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

         8.14 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties.

         8.15 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

         8.16 The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Nevada, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Nevada without giving effect to that State's choice-of-law principles.

         IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of May 16, 2003.


                                    BECKLEY SINGLETON, CHTD.
                                    IKE LAWRENCE EPSTEIN
                                    Nevada Bar No. 4594



                                    /s/ IKE LAWRENCE EPSTEIN
                                    --------------------------------------------
                                    IKE LAWRENCE EPSTEIN

                                    530 Las Vegas Blvd. South
                                    Las Vegas, NV  89101
                                    Telephone:  702/385-3373
                                    702/385-9447 (fax)

                                    MILBERG WEISS BERSHAD
                                    HYNES & LERACH LLP
                                    WILLIAM S. LERACH
                                    JOY ANN BULL
                                    DARREN J. ROBBINS


                                    /s/ JOY ANN BULL
                                    --------------------------------------------
                                    JOY ANN BULL

                                    401 B Street, Suite 1700
                                    San Diego, CA  92101
                                    Telephone:  619/231-1058
                                    619/231-7423 (fax)

                                    Attorneys for Plaintiffs

                                    SCHRECK BRIGNONE
                                    TODD L. BICE



                                    /s/ TODD L. BICE
                                    --------------------------------------------
                                    TODD L. BICE

                                    300 South Fourth Street, Suite 1200
                                    Las Vegas, NV  89101
                                    Telephone:  702/382-2101
                                    702/382-8135 (fax)

                                    BAKER & MCKENZIE
                                    ELIZABETH L. YINGLING



                                    /s/ ELIZABETH L. YINGLING
                                    --------------------------------------------
                                    ELIZABETH L. YINGLING

                                    2300 Trammell Crow Center
                                    2001 Ross Avenue
                                    Dallas, TX  75201
                                    Telephone:  214/978-3000
                                    214/978-3099 (fax)

                                    Attorneys for Defendants

                                                                       EXHIBIT A


                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA


PENNSYLVANIA AVENUE PARTNERS,                )
LLC, On Behalf of Themselves and All Others  )
Similarly Situated,                          )   Case No. A455306
                                             )   Dept No. 1
                              Plaintiffs,    )
                                             )   CLASS ACTION
         vs.                                 )
                                             )   [PROPOSED] ORDER PRELIMINARILY
KING POWER INTERNATIONAL GROUP               )   APPROVING SETTLEMENT AND
CO., LTD., et al.,                           )   PROVIDING FOR NOTICE
                                             )
                              Defendants.    )   EXHIBIT A
                                             )

         WHEREAS, a class action is pending before the Court entitled Pennsylvania Avenue Partners, LLC v. King Power International Group Co., Ltd., et al., Case No. A455306 (the "Litigation");

         WHEREAS, the parties having made application for an order preliminarily approving the settlement of this Litigation, in accordance with a Stipulation of Settlement dated as of May 16, 2003 (the "Stipulation"), which, together with the Exhibits annexed thereto sets forth the terms and conditions for a proposed settlement of the Litigation and for dismissal of the Litigation with prejudice upon the terms and conditions set forth therein; and the Court having read and considered the Stipulation and the Exhibits annexed thereto; and

         WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Stipulation;

         NOW, THEREFORE, IT IS HEREBY ORDERED that:

         1. Pursuant to Nevada Rules of Civil Procedure, Rule 23, the Court hereby certifies, for purposes of effectuating this settlement, a Class defined as all non-affiliated minority shareholders of King Power common stock at the Effective Time, as defined in the Merger Agreement. Excluded from the Class are the Defendants, the Majority Shareholders, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant.

         2. The Court does hereby preliminarily approve the Stipulation and the settlement set forth therein, subject to further consideration at the Settlement Hearing described below.

         3. A hearing (the "Settlement Hearing") shall be held before this Court on ____________, 2003, at __:__ __.m., at the District Court, Clark County Courthouse, 200 South Third Street, Las Vegas, Nevada, to determine whether the proposed settlement of the Litigation on the terms and conditions provided for in the Stipulation is fair, just, reasonable and adequate to the Class and should be approved by the Court; whether a Judgment as provided in P1.9 of the Stipulation should be entered herein; whether the proposed Plan of Allocation should be approved; and to determine the amount of fees and expenses that should be awarded to Representative Plaintiffs' Counsel. The Court may adjourn the Settlement Hearing without further notice to Members of the Class.

         4. The Court approves, as to form and content, the Notice of Pendency and Proposed Settlement of Class Action (the "Notice") and Summary Notice annexed as Exhibits A-1 and A-2 hereto, and finds that the mailing and distribution of the Notice and publishing of the Summary Notice substantially in the manner and form set forth in PP5-6 of this Order meet the requirements of Nevada Rules of Civil Procedure, Rule 23(c)(2) and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

         5. Plaintiffs' Settlement Counsel are hereby authorized to retain the firm of RG/2 Claims Administration LLC ("Claims Administrator") to supervise and administer the notice procedure as well as the processing of claims as more fully set forth below:

                  (a) Not later than _____________, 2003 (the "Notice Date"), Plaintiffs' Settlement Counsel shall cause a copy of the Notice, substantially in the form annexed as Exhibit A-1 hereto, to be mailed by first class mail to all currently-identifiable Class Members, those being the record owners set forth on King Power's stock transfer records on the last business day before the date of this Order;

                  (b) Not later than _______________, 2003, Plaintiffs'
Settlement Counsel shall cause the Summary Notice, substantially in the form annexed as Exhibit A-2 hereto, to be published once in Investor's Business Daily; and

                  (c) At least seven (7) days prior to the Settlement Hearing, Plaintiffs' Settlement Counsel shall serve on Defendants' counsel and file with the Court proof, by affidavit or declaration, of such mailing and publishing.

         6. Nominees of Class Members who held the common stock of King Power on the last business day before the date of this Order shall send the Notice to the beneficial owners of such King Power stock within ten (10) days after receipt thereof, or send a list of the names and addresses of such beneficial owners to the Claims Administrator within ten (10) days of receipt thereof in which event the Claims Administrator shall promptly mail the Notice to such beneficial owners.
         7. All members of the Settlement Class shall be bound by all determinations and judgments in the Litigation concerning the settlement, whether favorable or unfavorable to the Settlement Class.

         8. Any member of the Settlement Class may enter an appearance in the Litigation, individually or through counsel of their own choice, at their own expense. If they do not enter an appearance, they will be represented by Plaintiffs' Settlement Counsel.

         9. Pending final determination of whether the settlement should be approved, neither the Representative Plaintiffs nor any Settlement Class Member, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court or tribunal asserting any of the Released Claims.

         10. Any Person falling within the definition of the Class may, upon request, be excluded from the Class. Any such Person must submit to the Claims Administrator a request for exclusion ("Request for Exclusion"), postmarked no later than ______________, 2003. A Request for Exclusion must state: (1) the name, address, and telephone number of the Person requesting exclusion; (2) the number of shares of King Power common stock owned by them at the Effective Time as defined in the Merger Agreement; and (3) that the Person wishes to be excluded from the Class. All Persons who submit valid and timely Requests for Exclusion in the manner set forth in this paragraph shall have no rights under the Stipulation, shall not share in the distribution of the Settlement Fund, and shall not be bound by the Stipulation or the Final Judgment.

         11. Any member of the Settlement Class may appear and show cause, if he, she or it has any, why the proposed settlement of the Litigation should or should not be approved as fair, just, reasonable and adequate, or why a judgment should or should not be entered thereon, why the Plan of Allocation should or should not be approved, or why attorneys' fees and expenses should or should not be awarded to Representative Plaintiffs' Counsel provided, however, that no Settlement Class Member or any other Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed settlement, or, if approved, the Judgment to be entered thereon approving the same, or the order approving the Plan of Allocation, or the attorneys' fees and expenses to be awarded to Representative Plaintiffs' Counsel unless that Person has delivered by hand or sent by first class mail written objections and copies of any papers and briefs such that they are received on or before _______________, 2003, by Milberg Weiss Bershad Hynes & Lerach LLP, Joy Ann Bull, 401 B Street, Suite 1700, San Diego, California 92101; Baker & McKenzie, Elizabeth L. Yingling,

2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, and filed said objections, papers and briefs with the Clerk of the Court, Clark County Courthouse, 200 South Third Street, Las Vegas, Nevada, 89155 on or before _________________, 2003. Any member of the Settlement Class who does not make his, her or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed settlement as incorporated in the Stipulation, to the Plan of Allocation, and to the award of attorneys' fees and reimbursement of expenses to counsel for the Representative Plaintiffs, unless otherwise ordered by the Court.

         12. The passage of title and ownership of the Settlement Fund to the Escrow Agent in accordance with the terms and obligations of the Stipulation is approved. No Person that is not a Settlement Class Member or counsel to the Representative Plaintiffs shall have any right to any portion of, or in the distribution of, the Settlement Fund unless otherwise ordered by the Court or otherwise provided for in the Stipulation.

         13. All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

         14. All papers in support of the settlement, the Plan of Allocation, any application by counsel for the Representative Plaintiffs for attorneys' fees and reimbursement of expenses shall be filed and served seven (7) days prior to the Settlement Hearing.

         15. Neither the Defendants nor Defendants' counsel shall have any responsibility for the Plan of Allocation or any application for attorneys' fees and reimbursement of expenses submitted by Representative Plaintiffs' Counsel, and such matters will be considered separately from the fairness, reasonableness and adequacy of the settlement.

         16. At or after the Settlement Hearing, the Court shall determine whether the Plan of Allocation proposed by Plaintiffs' Settlement Counsel, and any application for attorneys' fees and reimbursement of expenses shall be approved.

         17. All reasonable expenses incurred in identifying and notifying Class Members, as well as administering the Settlement Fund, shall be paid as set forth in the Stipulation. In the event the settlement is not approved by the Court, or otherwise fails to become effective, neither the Representative Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed from or chargeable to the Class Notice and Administration Fund.

         18. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by Defendants of the truth of any of the allegations in the Litigation, or of any liability, fault, or wrongdoing of any kind.

         19. The Court reserves the right to adjourn the date of the Settlement Hearing without further notice to the Members of the Class, and retains jurisdiction to consider all further applications arising out of or connected with the proposed settlement. The Court may approve the settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the Class.

DATED:                                               /s/ GENE T. PORTER
       ----------------------              -------------------------------------
                                                THE HONORABLE GENE T. PORTER
                                                    DISTRICT COURT JUDGE

Submitted by:

BECKLEY SINGLETON, CHTD.
IKE LAWRENCE EPSTEIN
Nevada Bar No. 4594


/s/ IKE LAWRENCE EPSTEIN
------------------------------
    IKE LAWRENCE EPSTEIN

530 Las Vegas Blvd. South
Las Vegas, NV  89101
Telephone:  702/385-3373
702/385-9447 (fax)

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH
JOY ANN BULL
DARREN J. ROBBINS

     /s/ JOY ANN BULL
------------------------------
         JOY ANN BULL

401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619/231-1058
619/231-7423 (fax)

Attorneys for Plaintiffs

                                                                     EXHIBIT A-1

BECKLEY SINGLETON, CHTD.
IKE LAWRENCE EPSTEIN
Nevada Bar No. 4594
530 Las Vegas Blvd. South
Las Vegas, NV  89101
Telephone:  702/385-3373
702/385-9447 (fax)

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH
JOY ANN BULL
DARREN J. ROBBINS
401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619/231-1058
619/231-7423 (fax)

Attorneys for Plaintiffs


                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA


PENNSYLVANIA AVENUE PARTNERS,                )
LLC, On Behalf of Themselves and All Others  )
Similarly Situated,                          )  Case No. A455306
                                             )  Dept No. 1
                               Plaintiffs,   )
                                             )  CLASS ACTION
         vs.                                 )
                                             )  NOTICE OF PENDENCY AND
KING POWER INTERNATIONAL GROUP               )  PROPOSED SETTLEMENT OF CLASS
CO., LTD., et al.,                           )  ACTION
                                             )
                               Defendants.   )  EXHIBIT A-1
                                             )

TO:      ALL NON-AFFILIATED MINORITY SHAREHOLDERS OF KING POWER
         INTERNATIONAL GROUP CO., LTD. ("KING POWER") COMMON STOCK AT THE EFFECTIVE TIME, AS DEFINED IN THE MERGER AGREEMENT

         PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION. PLEASE NOTE THAT IF YOU ARE A SETTLEMENT CLASS MEMBER, YOU WILL BE ENTITLED TO A PRO RATA SHARE IN THE PROCEEDS OF THE SETTLEMENT DESCRIBED IN THIS NOTICE. TO BE EXCLUDED FROM THE SETTLEMENT CLASS YOU MUST SUBMIT YOUR REQUEST TO BE EXCLUDED ON OR BEFORE _________________, 2003.

         This Notice has been sent to you pursuant to Nevada Rules of Civil Procedure, Rule 23 and an Order of the District Court, Clark County, Nevada (the "Court"). The purpose of this Notice is to inform you of the proposed settlement of this class action litigation for $1,700,000 in cash plus an increase in the per share price to be paid upon consummation of the Merger from $2.52 to $3.27, and of the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the settlement. This Notice describes the rights you may have in connection with the settlement and what steps you may take in relation to the settlement of this class action litigation. This Notice is not an expression of any opinion by the Court about the merits of any of the claims or defenses asserted by any party in this Litigation or the fairness or adequacy of the proposed settlement.

         For further information regarding this settlement you may contact: Rick Nelson, Milberg Weiss Bershad Hynes & Lerach LLP, 401 B Street, Suite 1700, San Diego, California 92101, Telephone: 619/231-1058.

I. NOTICE OF HEARING ON PROPOSED SETTLEMENT

         A settlement hearing (the "Settlement Hearing") will be held on ______________, 2003, at __:__ __.m., before the Honorable Gene T. Porter, Clark County Courthouse, 200 South Third Street, Las Vegas, Nevada. The purpose of the Settlement Hearing will be to determine: (1) whether the settlement consisting of $1,700,000 in cash plus a $0.75 increase in the per share price to be paid upon consummation of the Merger should be approved as fair, just, reasonable, and adequate to each of the parties; (2) whether the proposed plan to distribute the settlement proceeds (the "Plan of Allocation") is fair, just, reasonable, and adequate; (3) whether the application by Representative

Plaintiffs' Counsel for an award of attorneys' fees and reimbursement of out-of-pocket expenses should be approved; and (4) whether the Litigation should be dismissed with prejudice. The Court may adjourn or continue the Settlement Hearing without further notice to the Class.

II. DEFINITIONS USED IN THIS NOTICE

         1. "Class" means all non-affiliated minority shareholders of King Power common stock at the Effective Time, as defined in the Merger Agreement. Excluded from the Class are the Defendants, the Majority Shareholders, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant.

         2. "Class Member" or "Member of the Class" mean a Person who falls within the definition of the Class as set forth above.

         3. "Defendants" means King Power, Vichai Raksriaksorn, Viratana Suntaranond, Aimon Raksriaksorn, Suwan Panyapas, Dharmnoon Prachuabmoh, Chulchit Bunyaketu and Preeyaporn Thavornun.

         4. "King Power" means King Power International Group Co., Ltd., and any of its predecessors, successors, divisions, subsidiaries or affiliates.

         5. "Majority Shareholders" means those persons identified as such in the Merger Agreement.

         6. "Merger" means the merger contemplated by the Merger Agreement.

         7. "Merger Agreement" means the Agreement and Plan of Merger dated as of October 29, 2001, as Amended and Restated as of [o] 2003, among King Power and KP (Thailand) Company Limited, substantially in the form attached to the Stipulation of Settlement dated as of May 16, 2003 (the "Stipulation") as Exhibit C.

         8. "Related Parties" means each of the Defendants or any of their past or present directors, officers, employees, partners, members, principals, agents, underwriters, insurers, co- insurers, reinsurers, controlling shareholders, Majority Shareholders, attorneys, accountants or auditors, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or members of his or her family.

         9. "Released Claims" shall mean and include any and all claims, causes of action, demands, rights, or liabilities, including but not limited to claims for negligence, gross negligence, professional negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of the duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, breach of contract, negligent misrepresentation, violations of any state or federal statutes, rules or regulations, violations of any laws of Thailand and any Unknown Claims as defined below, that have been or that could have been asserted in this or any other forum by or on behalf of the Representative Plaintiffs, the Settlement Class, or any member of the Settlement Class based on or related to the alleged wrongful actions of the Defendants, or any of them, in connection with the Merger, including, but not limited to, the claims asserted in the Litigation.

         10. "Released Persons" means each and all of the Defendants and the Related Parties.

         11. "Settlement Class" or "Settlement Class Member" consist of or mean any Class Member who does not request exclusion from the Class as defined above.

         12. "Unknown Claims" means any Released Claims which the Representative Plaintiffs or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Claims in favor of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Representative Plaintiffs shall expressly and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code ss.1542, which provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Representative Plaintiffs shall expressly and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code ss.1542. The Representative Plaintiffs and Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Representative Plaintiffs shall expressly and each Settlement Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Representative Plaintiffs acknowledge, and the Settlement Class Members shall be deemed by operation of the Judgement to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

III. THE LITIGATION

         On August 21, 2002, the captioned action was filed in the Clark County District Court, Nevada (the "Court") as a class action on behalf of the minority holders of the common stock of King Power International Group Co., Ltd. Pursuant to agreement of the Settling Parties and for purposes of this settlement only, the following cases are consolidated into the captioned matter: Collins v. King Power International Group Co., Ltd., et al., Case No. A455806, and Mikalson v. King Power International Group Co., Ltd., et al., Case No. A456494. The consolidated cases are referred to herein as the "Litigation."

IV. CLAIMS OF THE REPRESENTATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

         The Representative Plaintiffs believe that the claims asserted in the Litigation have merit and that the information gathered to date supports the claims. However, counsel for the Representative Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals. Counsel for the Representative Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, as well as the difficulties and delays inherent in such litigation. Counsel for the Representative Plaintiffs also are mindful of the inherent problems of proof under and possible defenses to the claims asserted in the Litigation. Counsel for the Representative Plaintiffs believe that the settlement set forth in the Stipulation confers substantial benefits upon the Settlement Class. Based on their evaluation, counsel for the Representative Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Representative Plaintiffs and the Settlement Class.

V. DEFENDANTS' STATEMENT AND DENIALS OF WRONGDOING AND LIABILITY

         The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiffs in the Litigation. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. The Defendants also have denied and continue to deny, inter alia, the allegations that the Representative Plaintiffs or the Class have suffered damage by reasons of alleged breaches of fiduciary duties, self-dealing, misrepresentations, non-disclosures or otherwise, or that the Representative Plaintiffs or the Class were harmed by the conduct alleged in the Litigation.

         Nonetheless, the Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Litigation. The Defendants have, therefore, determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in the Stipulation.

VI. TERMS OF THE PROPOSED SETTLEMENT

         The settlement consists of, in part, a cash payment by or on behalf of Defendants of $1,700,000. A portion of the cash proceeds will be used for certain administration costs including the cost of printing and mailing this Notice, the cost of publishing a newspaper notice, payment of any taxes assessed against the cash Settlement Fund and payment of costs associated with distribution of the Settlement Fund. In addition, as explained below, a portion of the Settlement Fund may be awarded by the Court to Representative Plaintiffs' Counsel as attorneys' fees and reimbursement of out-of-pocket expenses. The balance of the Settlement Fund (the "Net Settlement Fund") will be distributed according to the Plan of Allocation described below.

         In addition, the Settling Parties agree that $3.27 per share, in addition to the Settlement Fund, is a fair price for the buy-out of the Class Members' shares of King Power common stock and that the Merger and the terms of the Plan of Merger (as defined in the Merger Agreement) are fair to, and in the best interest of, King Power and its shareholders, including the Class Members, from both a procedural and financial point of view. After the Securities and Exchange Commission ("SEC") review process is complete, and after King Power complies with the SEC Rules and Regulations concerning, among other things, proxy solicitations and going-private transactions, and provided that the Merger Agreement is consummated in accordance with its terms, King Power shall cause the Class Members to be paid $3.27 per share in accordance with the Merger Agreement.

VII. PLAN OF ALLOCATION

         The Net Settlement Fund will be distributed to Settlement Class Members who are entitled to recover ("Authorized Claimants") under the Plan of Allocation described below. THE PLAN OF ALLOCATION PROVIDES THAT YOU WILL BE ELIGIBLE TO PARTICIPATE IN THE DISTRIBUTION OF THE NET SETTLEMENT FUND ONLY IF YOU ARE A RECORD STOCKHOLDER OF KING POWER COMMON STOCK AS OF THE EFFECTIVE TIME OF THE MERGER AS PROVIDED IN THE MERGER AGREEMENT, WHICH TIME WILL BE SET IN THE FUTURE.

         Subject to the approval by the Court of the Plan of Allocation described below, the Net Settlement Fund, shall be distributed to Settlement Class Members who can be identified from King Power's stock transfer records as of the Effective Time as follows:

                  (a) Each Authorized Claimant shall be paid the same pro rata percentage of the Net Settlement Fund that each Authorized Claimant's claim bears to the total of the claims of all Authorized Claimants. Payment in this manner shall be deemed conclusive against all Authorized Claimants.

                  (b) Authorized Claimants will not be required to submit a separate claim; the Claims Administrator will send pro rata payments to those record owners of King Power common stock on the Effective Time who have not opted out of the Class.

         The Court has reserved jurisdiction to allow, disallow or adjust the claim of any Settlement Class Member on equitable grounds.

VIII. ORDER CERTIFYING A CLASS FOR PURPOSES OF SETTLEMENT

         On ______________, 2003, the Court certified a class, for settlement purposes only. The Class is defined above.

IX. PARTICIPATION IN THE CLASS

         If you fall within the definition of the Class, you will remain a Class Member unless you elect to be excluded from the Class. If you do not request to be excluded from the Class, you will be bound by any judgment entered with respect to the settlement of the Litigation.

         IF YOU WISH TO REMAIN A CLASS MEMBER, YOU NEED DO NOTHING. YOUR INTERESTS WILL BE REPRESENTED BY REPRESENTATIVE PLAINTIFFS' COUNSEL. If you choose, you may enter an appearance individually or through your own counsel at your own expense.

X. EXCLUSION FROM THE CLASS

         You may request to be excluded from the Class. To do so, you must mail a written request stating that you wish to be excluded from the Class to:

                        King Power Securities Litigation
                        RG/2 Claims Administration LLC
                        One Market Plaza, 20th Floor
                        Spear Street Tower
                        San Francisco, CA  94105

         The request for exclusion must state: (1) your name, address, and telephone number; and (2) the number of King Power shares held on the Effective Time. YOUR EXCLUSION REQUEST MUST BE POSTMARKED ON OR BEFORE ________________, 2003. If you submit a valid and timely request for exclusion, you shall have no rights under the settlement, shall not share in the distribution of the Net Settlement Fund, and shall not be bound by the Stipulation or the Judgment.

XI. DISMISSAL AND RELEASES

         If the proposed settlement is approved, the Court will enter a Final Judgment and Order of Dismissal with Prejudice (the "Judgment"). The Judgment will dismiss the Released Claims with prejudice as to all Defendants.

         The Judgment will provide that all Class Members who do not validly and timely request to be excluded from the Class shall be deemed to have released and forever discharged all Released Claims (to the extent Members of the Class have such claims) against all Released Persons.

XII. APPLICATION FOR FEES AND EXPENSES

         At the Settlement Hearing, counsel for Representative Plaintiffs will request the Court to award attorneys' fees of ____% of the Settlement Fund, plus reimbursement of out-of-pocket expenses. The total amount of fees, expenses and the costs of claims administration will not exceed 35% of the Settlement Fund. Settlement Class Members are not personally liable for any such fees or expenses.

         To date, Representative Plaintiffs' Counsel have not received any payment for their services in conducting this Litigation on behalf of the Representative Plaintiffs and Members of the Class, nor have counsel been reimbursed for their out-of-pocket expenses. The fee requested by Representative Plaintiffs' Counsel will compensate counsel for their efforts in achieving the Settlement Fund for the benefit of the Settlement Class, and for their risk in undertaking this representation on a contingency basis. The fee requested is within the range of fees awarded to plaintiffs' counsel under similar circumstances in litigation of this type.

XIII. CONDITIONS FOR SETTLEMENT

         The settlement is conditioned upon the occurrence of certain events described in the Stipulation. Those events include, among other things: (1) the consummation of the Merger Agreement in accordance with its terms; (2) the entry of the Judgment by the Court, as provided for in the Stipulation; and (3) the expiration of the time to appeal from or alter or amend the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions as of November 7, 2002.

XIV. THE RIGHT TO BE HEARD AT THE HEARING

         Any Class Member who has not validly and timely requested to be excluded from the Class, and who objects to any aspect of the settlement, the Plan of Allocation, or the application for attorneys' fees and expenses, may appear and be heard at the Settlement Hearing. Any such Person must submit and serve a written notice of objection, to be received on or before ______________, 2003, by each of the following:

                        CLERK OF THE COURT
                        DISTRICT COURT
                        CLARK COUNTY COURTHOUSE
                        200 South Third Street
                        Las Vegas, NV 89155

                        MILBERG WEISS BERSHAD
                          HYNES & LERACH LLP
                        JOY ANN BULL
                        401 B Street, Suite 1700
                        San Diego, CA 92101

                        Attorneys for Plaintiffs


                        BAKER & MCKENZIE
                        ELIZABETH L. YINGLING
                        2300 Trammell Crow Center
                        2001 Ross Avenue
                        Dallas, TX  75201

                        Attorneys for Defendants

The notice of objection must demonstrate the objecting Person's membership in the Class, including the number of King Power shares held on the Effective Time and contain a statement of the reasons for objection. Only members of the Settlement Class who have submitted written notices of objection in this manner will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.

XV. SPECIAL NOTICE TO NOMINEES

         If you hold or held any King Power common stock on the last business day before the Court's Order Preliminarily Approving Settlement and Providing for Notice, as nominee for a beneficial owner, then, within ten (10) days after you receive this Notice, you must either: (1) send a copy of this Notice of Pendency and Proposed Settlement of Class Action by first class mail to all such Persons; or (2) provide a list of the names and addresses of such Persons to the Claims Administrator:

                        King Power Securities Litigation
                        RG\2 Claims Administration LLC
                        One Market Plaza, 20th Floor
                        Spear Street Tower
                        San Francisco, CA  94105

         If you choose to mail the Notice of Pendency and Proposed Settlement of Class Action yourself, you may obtain from the Claims Administrator (without cost to you) as many additional copies of these documents as you will need to complete the mailing.

         Regardless of whether you choose to complete the mailing yourself or elect to have the mailing performed for you, you may obtain reimbursement for or advancement of reasonable administrative costs actually incurred or expected to be incurred in connection with forwarding the Notice of Pendency and Proposed Settlement of Class Action and which would not have been incurred but for the obligation to forward the Notice of Pendency and Proposed Settlement of Class Action, upon submission of appropriate documentation to the Claims Administrator.

XVI. EXAMINATION OF PAPERS

         This Notice is a summary and does not describe all of the details of the Stipulation. For full details of the matters discussed in this Notice, you may review the Stipulation filed with the Court, which may be inspected during business hours, at the office of the Clerk of the Court, District Court, Clark County Courthouse, 200 South Third Street, Las Vegas, Nevada, 89155.

         If you have any questions about the settlement of the Litigation, you may obtain information by writing:

                        MILBERG WEISS BERSHAD
                          HYNES & LERACH LLP
                        RICK NELSON
                        401 B Street, Suite 1700
                        San Diego, CA  92101

                DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.

DATED:                   , 2003              BY ORDER OF THE DISTRICT COURT
       ------------------                    CLARK COUNTY, NEVADA

                                                                     EXHIBIT A-2

BECKLEY SINGLETON, CHTD.
IKE LAWRENCE EPSTEIN
Nevada Bar No. 4594
530 Las Vegas Blvd. South
Las Vegas, NV  89101
Telephone:  702/385-3373
702/385-9447 (fax)

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH
JOY ANN BULL
DARREN J. ROBBINS
401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619/231-1058
619/231-7423 (fax)

Attorneys for Plaintiffs


                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA


PENNSYLVANIA AVENUE PARTNERS,                 )
LLC, On Behalf of Themselves and All Others   )
Similarly Situated,                           )   Case No. A455306
                                              )   Dept No. 1
                              Plaintiffs,     )
                                              )   CLASS ACTION
         vs.                                  )
                                              )   SUMMARY NOTICE
KING POWER INTERNATIONAL GROUP                )
CO., LTD., et al.,                            )   EXHIBIT A-2
                                              )
                              Defendants.     )
                                              )

TO:      ALL NON-AFFILIATED MINORITY SHAREHOLDERS OF KING POWER
         INTERNATIONAL GROUP CO., LTD. ("KING POWER") COMMON STOCK AT THE EFFECTIVE TIME, AS DEFINED IN THE MERGER AGREEMENT

         YOU ARE HEREBY NOTIFIED, pursuant to an Order of the District Court, Clark County, Nevada, that a hearing will be held on ______________, 2003, at __:__ __.m., before the Honorable Gene T. Porter, District Court Judge, at the Clark County Courthouse, 200 South Third Street, Las Vegas, Nevada, for the purpose of determining (1) whether the proposed settlement of the claims in the Litigation for $1,700,000 in cash plus an increase in the per share price to be paid upon consummation of the Merger from $2.52 to $3.27 should be approved by the Court as fair, just, reasonable and adequate; (2) whether, thereafter, this Litigation should be dismissed with prejudice as set forth in the Stipulation of Settlement dated as of May 16, 2003; (3) whether the Plan of Allocation is fair, just, reasonable and adequate and therefore should be approved; and (4) whether the application of Representative Plaintiffs' Counsel for the payment of attorneys' fees and reimbursement of expenses incurred in connection with this Litigation should be approved.

         If you currently hold King Power common stock, your rights may be affected by the settlement of this Litigation. If you have not received a detailed Notice of Pendency and Proposed Settlement of Class Action, you may obtain a copy by writing to King Power Securities Litigation, c/o RG/2 Claims Administration LLC, One Market Plaza, 20th Floor, Spear Street Tower, San Francisco, CA 94105. If you are a Class Member, and wish to be excluded from the Class, you must submit your request for exclusion no later than ______________, 2003, to the above address establishing that you do not wish to participate in the recovery. You will be bound by any judgment rendered in the Litigation unless you request exclusion from the Class.

         Any objection to the settlement, the Plan of Allocation or Representative Plaintiffs' Counsel's application for attorneys' fees and reimbursement of expenses must be mailed or delivered such that it is received by each of the following no later than ______________, 2003:

                               CLERK OF THE COURT
                               DISTRICT COURT
                               CLARK COUNTY COURTHOUSE
                               200 South Third Street
                               Las Vegas, NV 89155

                               MILBERG WEISS BERSHAD
                                 HYNES & LERACH LLP
                               JOY ANN BULL
                               401 B Street, Suite 1700
                               San Diego, CA 92101

                               Attorneys for Plaintiffs


                               BAKER & MCKENZIE
                               ELIZABETH L. YINGLING
                               2300 Trammell Crow Center
                               2001 Ross Avenue
                               Dallas, TX  75201

                               Attorneys for Defendants

                 PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S

                          OFFICE REGARDING THIS NOTICE.


DATED:                  , 2003                  BY ORDER OF THE DISTRICT COURT
       -----------------                        CLARK COUNTY, NEVADA

                                                                       EXHIBIT B


                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA


PENNSYLVANIA AVENUE PARTNERS,                )   Case No. A455306
LLC, On Behalf of Themselves and All Others  )   Dept No. 1
Similarly Situated,                          )
                                             )   CLASS ACTION
                               Plaintiffs,   )
                                             )   [PROPOSED] FINAL JUDGMENT AND
         vs.                                 )   ORDER OF DISMISSAL WITH
                                             )   PREJUDICE
KING POWER INTERNATIONAL GROUP               )
CO., LTD., et al.,                           )   EXHIBIT B
                                             )
                               Defendants.   )
                                             )

         This matter came before the Court for hearing pursuant to the Order of this Court, dated _______________, 2003, on the application of the parties for approval of the settlement set forth in the Stipulation of Settlement dated as of May 16, 2003 (the "Stipulation"). Due and adequate notice having been given of the settlement as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

         1. This Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation.

         2. This Court has jurisdiction over the subject matter of the Litigation and over all parties to the Litigation, including all members of the Settlement Class.

         3. Pursuant to Rule 23 of the Nevada Rules of Civil Procedure, the Court hereby certifies, for purposes of effectuating this settlement only, a Class of all non-affiliated minority shareholders of King Power common stock at the Effective Time, as defined in the Merger Agreement. Excluded from the Class are the Defendants, the Majority Shareholders, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant.

         4. Except as to any individual claim of those Persons (identified in Exhibit 1 hereto) who have validly and timely requested exclusion from the Class, the Litigation and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice as to the Representative Plaintiffs and the other members of the Settlement Class, and as against the Released Persons. The parties are to bear their own costs, except as otherwise provided in the Stipulation.

         5. Pursuant to Rule 23 of the Nevada Rules of Civil Procedure, this Court hereby approves the settlement set forth in the Stipulation and finds that said settlement is, in all respects, fair, reasonable and adequate to the Representative Plaintiffs, the Settlement Class and each of the Settlement Class Members, in light of the complexity, expense and possible duration of further litigation, the investigation conducted, and the risk and difficulty of establishing liability, causation and damages. This Court further finds the settlement set forth in the Stipulation is the result of arm's-length negotiations between experienced counsel representing the interests of the Representative Plaintiffs, the Settlement Class Members and the Defendants. Accordingly, the settlement embodied in the Stipulation is hereby approved and shall be consummated in accordance with the terms and provisions of the Stipulation.

         6. Upon the Effective Date hereof, the Representative Plaintiffs and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Persons, whether or not such Settlement Class Member executes and delivers a Proof of Claim and Release.

         7. All Settlement Class Members are hereby forever barred and enjoined from prosecuting the Released Claims against the Released Persons.

         8. Upon the Effective Date hereto, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settlement Class Members and counsel to the Representative Plaintiffs from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.

         9. The Notice of Pendency and Proposed Settlement of Class Action given to the Class was the best notice practicable under the circumstances, including the individual notice to all Members of the Class who could be identified through reasonable effort. Said Notice provided the best notice practicable under the circumstances of those proceedings and of the matters set forth therein, including the proposed settlement set forth in the Stipulation, to all Persons entitled to such notice, and said Notice fully satisfied the requirements of Rule 23 of the Nevada Rules of Civil Procedure and the requirements of due process.

         10. Any plan of allocation submitted by Representative Plaintiffs' Counsel or any order entered regarding the attorneys' fees and expenses shall in no way disturb or affect this Final Judgment and shall be considered separate from this Final Judgment.

         11. Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released

Claim, or of any wrongdoing or liability of the Defendants, or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal, or (iii) is or may be alleged or mentioned in any litigation unrelated to the enforcement of the Stipulation. Defendants may file the Stipulation and/or the Judgment from this action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

         12. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over (a) implementation of this settlement and any award or distribution of the Settlement Fund, including interest earned thereon; (b) disposition of the Settlement Fund; (c) hearing and determining applications for attorneys' fees and expenses in the Litigation; and
(d) all parties hereto for the purpose of construing, enforcing and administering the Stipulation.

         13. In the event that the settlement does not become effective in accordance with the terms of the Stipulation or in the event that the Settlement Fund, or any portion thereof, is returned to the Defendants, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

         IT IS SO ORDERED.

DATED:                                       /s/ GENE T. PORTER
       ----------------------               ------------------------------------
                                            THE HONORABLE GENE T. PORTER
                                            DISTRICT COURT JUDGE


Submitted by:

BECKLEY SINGLETON, CHTD.
IKE LAWRENCE EPSTEIN
Nevada Bar No. 4594

/s/ IKE LAWRENCE EPSTEIN
------------------------------
    IKE LAWRENCE EPSTEIN

530 Las Vegas Blvd. South
Las Vegas, NV  89101
Telephone:  702/385-3373
702/385-9447 (fax)

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH
JOY ANN BULL
DARREN J. ROBBINS


     /s/ JOY ANN BULL
------------------------------
         JOY ANN BULL

401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619/231-1058
619/231-7423 (fax)

Attorneys for Plaintiffs